UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 18, 2016

YUMMY FLIES, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	000-54888	20-8496798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, CA 92630
(Address of Principal Executive Offices) (Zip Code)

(855) 326-8537
 (Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

Effective July 18, 2016 (the "Closing Date"), Yummy Flies, Inc. (the "Company") entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Pura Naturals, Inc., a Delaware corporation ("PURA") and certain shareholders of PURA (the "PURA Shareholders").  Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding common and preferred stock of PURA held by the PURA Shareholders for shares of common stock of the Company on approximately a 1:4.2 basis, (after giving effect to certain share cancellations).  At the Closing Date, Robert Lee, the holder of 8,289,000 shares of common stock, agreed to cancelation of such shares.  Other than Robert Lee, shareholders of Company common stock held approximately 1,926,000 shares.  Also on the Closing Date, the Company issued approximately 6,267,000 shares of common stock to the PURA shareholders.   In addition, shares issuable under outstanding options of PURA will be exercisable into shares of common stock of the Company, pursuant to the terms of such instruments.  The shares of PURA common stock issuable upon exercise of options will be exchanged for approximately 470,000 Shares of the Company's common stock, par value $0.001 per share.  As of the date of the filing of this Current Report on Form 8-K, the holders of the majority shares of common of PURA have exchanged their shares into a majority of the shares of the issued and outstanding shares of the Company's common stock.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, PURA is now a majority owned subsidiary of the Company.

The above description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached here to as Exhibit 2.1 to this Current Report on Form 8-K.

Subscription Agreements

On June 2, 2016, PURA entered into that certain subscriptions agreement (the "Subscription Agreement") with an accredited investor for the issuance of convertible promissory notes (the "Notes") in the aggregate principal amount of $400,000, which are convertible into shares of common stock of the Company at $0.75 per share.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, effective July 18, 2016, the Company entered into a Share Exchange Agreement which resulted in PURA becoming our majority-owned subsidiary.

PURA, a Delaware corporation, was formed in 2013.  The inspiration for the Company's creation was the Gulf of Mexico oil spill in 2010. This massive spill released over 200 million gallons of oil along the Gulf Coast, making it one of the worst oil disasters in history. The immediate impact on the environment and wildlife was devastating. PURA partnered with Advanced Innovative Recovery Technology, Inc. (AIRTech), a significant shareholder of PURA, to create a revolutionary and proprietary bio-based foam that was created to clean up the Gulf. The non-toxic foam called BeBetterFoam® is made from renewable resources instead of petroleum.

PURA markets and sells a line of cleaning products based on the BeBetterFoam® platform for consumer kitchen and bathroom, with additional products for outdoor hobbies (fishing and boating, spas and pools), pet care, infant care and industrial use currently under development.  The Bath & Body line and household (including kitchen) sponges are Oleophilic which means, among other things, that it absorbs oil, grease and grime, removes impurities from skin (cleansing and applying/removing make- up), is latex-free.  PURA products are also non-toxic, contain Plant-Based/ renewable resources, have a carbon-negative footprint (removes more carbon than is created), contain no petroleum by-products, use no adhesives or glues, and are infused with soap that is 100% Natural, bio-degradable, sustainable, Vegan, gluten-free, contains botanicals and essential oils; SLS-, Sulfate, Paraben-, and BPA- Free.   The BeBetterFoam® is hydrophobic, which means it resists and does not support bacteria.  PURA belives tbat the BeBetterFoam® also is up to 40 times stronger than the leading kitchen sponge brand.

BeBetterFoam® is a unique, proprietary polymer process technology that is protected by a trade secret, completely owned by AIRTech and exclusively licensed to PURA, and is incapable of being reverse engineered.

PURA's  Management Team consists of:

Chief Executive Officer – James (Jim) Kordenbrock

Mr. Kordenbrock was a military officer for six years and Captain in the United States Army, serving as a Cobra attack helicopter aviator, leading organizations of hundreds both in the air and on the ground. Following his departure from the military, Mr. Kordenbrock applied this ethos of hard work, determination and focus to his career in marketing, advertising and senior management.

His first position with Leo Burnett quickly propelled him up the ranks when he was selected for the team that repositioned Miller Lite, leading to one of the firm's most impressive account wins. Over the years, Mr. Kordenbrock oversaw the launches of startups and ran strategy for Fortune 500 companies including: Volvo, BMW, Mazda, Marlboro, Miller Lite, and Xerox.

In 2009, Mr. Kordenbrock's decision to diversify his career and expand his sales knowledge provoked him to join two of the most respected financial services companies in the nation, Northwestern Mutual and Mass Mutual. Here, he earned multiple selling honors including selection to the prestigious Million Dollar Round Table (MDRT).

Today, Mr. Kordenbrock is again taking on a leadership role, paving the way to aid the planet and the lives of American consumers. As Chief Executive Officer of Pura Naturals, Mr. Kordenbrock is bringing new technology to the masses that is not only manufactured with eco-friendly materials, but also utilizes the BeBetterFoam® technology that was created in response to the 2010 Gulf oil spill.

Mr. Kordenbrock is a strong believer in giving back to the community and has been involved with numerous volunteer organizations and boards such as the CURE Childhood Cancer Association, Birthright of Victor, and Victor Community Baseball and Softball. He received the Rochester's "Top 40 Under 40" Award for his civic and business achievements. As a passionate soccer referee, certified as a United States Soccer Federation (USSF) State-level (Grade 15) and a certified high school referee, he also formerly served on the board of the American Youth Soccer Organization. Mr. Kordenbrock received a full ROTC scholarship and graduated with honors from Niagara University with a Bachelor of Science degree in marketing.

President and Chief Financial Officer – Robert (Bob) Doherty

Mr. Doherty is a seasoned business and technology senior executive with expertise in manufacturing, operations and engineering. He has successfully led global businesses and has a proven track record of consistently exceeding revenue and profit objectives. Mr. Doherty is a proven expert in translating broad strategies into specific objectives/plans and successfully translating those objectives into action and quantifiable results. Mr. Doherty has two patents and 37 proprietary rights in his name.

Recently Mr. Doherty led the ALM Tech Group from sales of $360,000 to $4.5 million in 2013. Projected sales for 2014 are $7.5 million. He created three unique divisions, and incorporated the assets of each to provide solutions for customers' requirements (Boeing, Lockheed and the Department of Defense).

Mr. Doherty grew sales of ArmorStruxx, a $100 million manufacturer of comprehensive ballistic and blast protection solutions specializing in lightweight armor system design and integration, from $235,000 to $14.2 million within three months. Mr. Doherty researched, engineered and qualified a ballistic MRAP armor solution for Navistar Defense in less than 5 weeks, achieving a full production run rate in six weeks.

At Cosmotronic, Mr. Doherty served as CEO and Board member for a two-facility, 110 employee, and $14+ million printed circuit board fabrication company. He successfully led and guided the company through the Chapter 11 process in five weeks. He was responsible for the restructuring of $42 million in legacy debt and transforming the business from monthly losses into a profitable company, increasing sales from $7.4 to $14.3 million in three years while decreasing the cost of operations and overhead.

Mr. Robert Switzer, Corporate Secretary

Mr. Switzer has 25 years of experience in business and executive management, with particular expertise and passion for start-ups. Through the years, Mr. Switzer has gained vast experience in a wide array of business matters for companies of all sizes.

His expertise includes business start-up consulting, organizational controls, operational design, business development, intellectual property development and profit, sales and marketing development, public relations assistance, trade secret maximization, financial forecasting and modeling, asset management, reorganizations, expansions, mergers and acquisitions, financing, executive management coaching, business valuations, regulatory compliance, divestitures, law, litigation, contract writing and enforcement, commercial and secured transactions, and complex dispute resolution.

As a start-up specialist, Mr. Switzer has taken businesses from very simple beginning concepts to millions of dollars in sales. As a reorganization specialist, Mr. Switzer has restructured debt and equity, reduced liabilities by $22,000,000, revitalized net revenue, and accomplished a total turn-around.  Typically, Mr. Switzer is able to quickly change management pathways from being stagnant or non-productive, to being profitable and providing investor returns. Mr. Switzer has doubled and tripled the value of intellectual property rights for various business organizations.

Mr. Switzer will lead Earth Conscious Technology with the expansion of product lines beyond memory foam applications, taking advantage of the vast array of BeBetterFoam® formulas available through Advanced Innovative Recovery Technologies. This will allow Earth Conscious Technology to expand into sporting goods, construction materials, and other sales channels, where margins are particularly attractive. Mr. Switzer's plan will allow Earth Conscious Technology to reach aggressive sales goals over the next 24 months. Earth Conscious Technology will also enter into a number of licensing relationships that include royalties. Earth Conscious Technology holds a tremendous upside potential for long-term equity growth.

Mr. Switzer's education includes a Bachelor of Science in Business Administration, with a Finance Major, from the University of Arizona. Mr. Switzer completed his Post-Graduate Juris Doctor degree from the University of San Diego, School of Law in 1989.  He is also a California Licensed Real Estate Broker.  He has been a youth football and lacrosse coach for 14 years.

PURA's offices are located in Lake Forest, California.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Share Exchange Agreement, the Company shall issue up to 6,267,000 shares of the Company's common stock in exchange for approximately 15,000,000 shares of common stock and preferred stock of PURA, and an additional approximately 470,000 as shares issuable upon exercise of outstanding options to purchase PURA's shares of common stock.

Prior to the Closing Date, the Company entered into a Subscription Agreement with an accredited investor for the issuance of a Convertible Promissory Note.  The Note has an aggregate principal amount of $400,000 and matures one year from the date of issuance (the "Maturity Date") and has an interest rate of 8% per annum.  The holder may convert the Notes at any time up to the Maturity Date into shares of the Company's common stock, par value $0.001 per share, at a conversion price equal to $0.75 per share.  The Company may prepay the Notes prior to the Maturity Date and/or the date of conversion without penalty upon receiving the written consent of the holder.

These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a "public offering," as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As more fully described in Item 1.01 above, the Company shall issue up to approximately 6,267,000 Shares of the Company's common stock to the PURA Shareholders in exchange for up to approximately 15,200,000 of the issued and outstanding shares of the capital stock of PURA, together with shares issuable upon exercise of options. As of the date of the filing of this Current Report on Form 8-K, the holders of the majority shares of common and preferred stock of PURA have exchanged approximately 15,200,000 shares of PURA common and preferred stock into 6,267,000 shares of the Company's common stock, which constitutes approximately 55% percent of the currently issued and outstanding shares of the Company's common stock.

In connection with the Closing of the Share Exchange Agreement, and as explained more fully in Item 5.02 below, Mr. James Kordenbrock was appointed as Chief Executive Officer and as a member of the board of the directors (the "Board") and Mr. Gary Okizaki resigned as Chief Executive Officer, and Brian Yamauchi and Monroe Coleman resigned as officers of the Company and Monroe Coleman resigned as a director.  Further, Messrs. Okizaki and Yanauchi have submitted their notices to resign as directors following a brief transition period and the 10-day notice to shareholders of a change in control on Schedule 14f-1.  Following such period, and upon the effectiveness of the resignations of Messrs. Okizaki and Yamauchi, Mr. Mr. Robert Doherty and Mr. Robert Switzer will join the Board as directors.

Further, effective on the Closing Date, Mr. Robert Doherty was appointed President and Chief Financial Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

Effective on the Closing Date, Mr. Gary Okizaki resigned as Chief Executive Officer and member of the Board, and Brian Yamauchi and Monroe Coleman resigned as officers and directors of the Company.  None of such officer's and director's  resignations are the result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Chief Executive Officer and Directors

Effective on the Closing Date, Mr. James Kordenbrock was appointed as Chief Executive Officer and as a member of the Board, Mr. Robert Doherty was appointed President and Chief Financial Officer and as a member of the board, Mr. Robert Switzer was appointed Secretary and as a member of the board.  A discussion of the new officers' relevant business experience is set forth in Item 2.01 above, and incorporated by reference herein.

Family Relationships

Neither Mr. Kordenbrock, Mr. Doherty nor Mr. Switzer have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Share Exchange Agreement, effective as of July 18, 2016, by and among Yummy Flies, Inc., PURA Naturals, Inc. and shareholders of PURA Naturals, Inc.*

* Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMMY FLIES, INC.

July 25, 2016	By: /s/ James Kordenbrock
James Kordenbrock Chief Executive Officer